                                     ECOLAB INC.

                         1997 NON-EMPLOYEE DIRECTOR DEFERRED
                                  COMPENSATION PLAN

1.  DESCRIPTION.

    1.1 NAME. The name of the Plan is the "Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan."

    1.2 PURPOSES. The purposes of the Plan are (a) to provide Qualified Directors with the opportunity on a one-time basis to convert their existing accrued benefits under the Director Retirement Plan to balances under this Plan through credits to their Share Accounts, (b) to provide Qualified Directors who convert their accrued benefits under the Director Retirement Plan to balances under this Plan and individuals who first become Qualified Directors at or after the Effective Time with ongoing periodic credits to their Share Accounts, (c) to provide Qualified Directors with 50 percent of their Retainer in the form of credits to their Share Accounts, and (d) to provide Qualified Directors with the opportunity to defer receipt of Other Director Compensation through credits to their Share or Cash Accounts.

    1.3 TYPE. The Plan is maintained primarily for the purpose of providing deferred compensation for Qualified Directors and is intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

    1.4 BACKGROUND. The Company previously adopted the Director Retirement Plan, the Director Retainer Plan and the Prior Deferred Compensation Plans. As of the Effective Time, Qualified Directors must elect either to convert their existing accrued benefits under the Director Retirement Plan to balances in their Share Accounts under this Plan, in which case such electing Qualified Directors (along with individuals first becoming Qualified Directors at or after the Effective Time) would become entitled to receive the credits to their Share Accounts pursuant to Section 3.2(b), or to remain under the Director Retirement Plan, in which case such non-electing Qualified Directors will not be entitled to receive such annual credits pursuant to Section 3.2(b). In addition, as of the Effective Time, the Director Retainer Plan will be terminated, and all Qualified Directors will thereafter receive 50 percent of their Retainer in the form of credits to their Share Accounts under this Plan. Finally, as of the Effective Time, all Qualified Directors will become entitled to defer receipt of Other Director Compensation through credits to their Share or Cash Accounts under this Plan. Any amounts previously deferred under the Prior Deferred Compensation Plans will remain subject solely to the terms of such plans, but all future deferrals of Other Director Compensation will be made solely under this Plan.

2.  PARTICIPATION.

    2.1  ELIGIBILITY.

         (a) Each individual who is a Qualified Director both immediately prior to and immediately following the Effective Time is eligible to elect to convert his or her then existing accrued benefit under the Director Retirement Plan to a balance in his or her Share Account pursuant to Section

    3.2(a).

         (b) Each individual (i) who has elected to convert his or her accrued benefit under the Director Retirement Plan as described in Section 2.1(a) or (ii) who first becomes a Qualified Director at or after the Effective Time, and, in the case of both clause (i) and (ii), who is a Qualified Director at any point during the calendar quarter with respect to which a credit is made pursuant to Section 3.2(b) is eligible to have such credit made to his or her Share Account pursuant to Section 3.2(b).

         (c) Each individual who is a Qualified Director at any point during the calendar quarter with respect to which a credit is made pursuant to
    Section 3.2(c) is eligible to have such credit made to his or her Share Account pursuant to Section 3.2(c).

         (d) Each individual who is a Qualified Director on the first day of a calendar year is eligible to make deferral elections pursuant to Section 3.2(d) with respect to such calendar year. An individual who becomes a Qualified Director after the first day of the calendar year is eligible to make a deferral election pursuant to Section 3.2(d) with respect to the remainder of such calendar year. A Participant who receives a distribution, pursuant to Section 4.1(d)(i) or (iv), is not eligible to elect additional deferrals pursuant to Section 3.2(d) until the one-year anniversary of such distribution.

    2.2 CEASING TO BE ELIGIBLE. An individual who ceases to be a Qualified Director is not eligible to make or receive further deferral credits pursuant to
Section 3.2 other than such credits relating to the period prior to such cessation.

    2.3 CONDITION OF PARTICIPATION. Each Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan, and must furnish to the Administrator such pertinent information, and execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

    2.4 TERMINATION OF PARTICIPATION. A Participant will cease to be such as of the date on which he or she is not then eligible to make deferrals and his or her entire Account balance has been distributed.

    2.5 RIGHTS UNDER DIRECTOR RETIREMENT PLAN. Each Qualified Director who elects to convert his or her then existing accrued balance under the Director Retirement Plan to a balance in the Share Account under this Plan pursuant to
Section 3.2(a) will, as of the Effective Time and without further action on the part of such Qualified Director, no longer be eligible to participate in, or to receive any benefit pursuant to, the Director Retirement Plan.

3.  BENEFITS.

    3.1 PARTICIPANT ACCOUNTS. For each Participant, the Administrator will establish and maintain a Cash Account, a Share Account or both to evidence amounts credited with respect to the Participant pursuant to Sections 3.2 and 3.3.

    3.2  DEFERRAL CREDITS.

         (a) Each individual who is a Qualified Director who satisfies the requirements of Section 2.1(a) is eligible to elect to convert his or her then existing accrued benefit under the Director Retirement Plan to a balance in the Share Account of such Qualified Director under this Plan.
    To make such election, a properly completed election form must be received by the Administrator by April 30, 1997. The Share Account of a Qualified Director who makes such an election will be credited as of the Effective Time with the number of full Share Units determined by dividing the amount set forth with respect to such Qualified Director on Exhibit A, which amount represents the entire accrued benefit of such Qualified Director under the Director Retirement Plan as of the Effective Time, by the average of the Market Price for the period from February 7, 1997 through May 8, 1997 and rounding such quotient up to the next highest multiple of 50.

         (b) As of the first day of the calendar quarter that first follows the Effective Time and on the first day of each calendar quarter thereafter, the Share Account of each individual who satisfies the requirements of Section 2.1(b) will be credited with the number of full and fractional Share Units determined by multiplying the number of Quarterly Share Units by a fraction, the numerator of which is the number of days during such calendar quarter (or the number of days after May 8, 1997 with respect to the quarter ended June 30, 1997) that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter.

         (c) As of the first day of the calendar quarter that first follows the Effective Time and on the first day of each calendar quarter thereafter, the Share Account of each individual who is a Qualified Director at any time during the immediately preceding calendar quarter, will be credited with the number of full and fractional Share Units determined by (i) dividing an amount equal to 50 percent of the Retainer payable by the Company to Qualified Directors for such calendar quarter by the Market Price on the date as of which such credit is made and (ii) multiplying such quotient by a fraction, the numerator of which is the number of days during such calendar quarter (or the number of days after May 8, 1997 with respect to the quarter ended June 30, 1997) that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter.

         (d) Elective deferrals of Other Director Compensation will be made in accordance with the following rules:

              (i) Commencing with respect to services to be performed after May 8, 1997, a Qualified Director may elect to defer all or any portion of his or her Other Director Compensation relating to his or her services as a Qualified Director during a calendar year. Any portion so elected will automatically apply to the Participant's Other Director Compensation for the year as adjusted from time to time.

             (ii) An election made pursuant to this Section 3.2(d) will not be effective unless it is made on a properly completed election form received by the Administrator by the last day of the calendar year immediately preceding the calendar year to which the election relates or, in the case of an individual who becomes a Qualified Director after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Notwithstanding the foregoing, with respect to an initial deferral election pursuant to Section 3.2(d) that is made in connection with the adoption of this Plan, such election will be effective if received by the Administrator by April 30, 1997. Any such election applies only to Other Director Compensation relating to services performed after the effective date of the election.

            (iii) In conjunction with each deferral election made pursuant to this Section 3.2(d), a Qualified Director must elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated (in increments of five percent only) among his or her Cash Account and Share Account. Such an election is irrevocable after the latest date by which the deferral election to which it relates must be received by the Administrator to be effective.

             (iv)  Deferrals of Other Director Compensation pursuant to this
         Section 3.2(d) will be credited to a Qualified Director's Cash Account or Share Account, as the case may be, as of the first day of the calendar month first following the date on which the Other Director Compensation has been earned and would otherwise be payable but for his or her deferral election. Such credits to the Qualified Director's Cash Account will be in United States dollars in an amount equal to the amount of the deferral allocated to the Cash Account by the Qualified Director. Such credits to a Qualified Director's Share Account will be the number of full and fractional Share Units determined by dividing the United States dollar amount of the deferral allocated by the Qualified Director to the Share Account by the Market Price on the date as of which the credit is made.

    3.3  EARNINGS CREDITS.

         (a) CASH ACCOUNT. As of the first day of each calendar quarter, a Participant's Cash Account will be credited with interest, calculated on the basis of the balance in the Participant's Cash Account on the first day of each month of the immediately preceding calendar quarter, at the Prime Rate of Morgan Guaranty Trust Company of New York in effect on the first day of each such month.

         (b)  SHARE ACCOUNT.

              (i) As of the first day of the calendar quarter first following the date on which dividends are paid on Shares, a Participant's Share Account will be credited with that number of full and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price on the date as of which the credit is made.

             (ii) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the Company's corporate structure or Shares, the Administrator will make such adjustment, if any, as the Administrator may deem appropriate in the number and kind of Share Units credited to Share Accounts.

    (3.4)     VESTING.  Subject to Section 4.1(d)(iii), each Participant always has a fully vested nonforfeitable interest in his or her Account.

4.  DISTRIBUTION.

    4.1  DISTRIBUTION TO PARTICIPANT.

         (a) FORM. Distribution to a Participant will be made in the form of a lump sum payment unless (i) the Participant elects, on a properly completed form, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years and (ii) other than cessation resulting from Disability, the date on which he or she ceases to be a member of the Board follows by more than one year the date on which a properly completed election form is received by the Administrator. Any election made pursuant to this Section 4.1(a) may be changed from time to time upon the Administrator's receipt of a properly completed form, provided that, other than cessation resulting from Disability, such change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator more than one year prior to a Participant's cessation of service as member of the Board. The most recently received election to change has no effect on any previously received election to change until the most recently received election becomes effective at which time any previously received election will automatically be void. (For example, if the Administrator receives a properly completed election to change on July 1 of year 1 and another properly completed election to change on September 1 of year 1, the July 1 election will become effective on July 1 of year 2 and will remain in effect through August 30 of year 2. On September 1 of year 2, the September 1 election to change will become effective.) Any election made pursuant to this Section 4.1(a) will apply to the entire balance of the Participant's Account attributable to deferral credits with respect to the period through the date on which he or she ceases to be a member of the Board. Any distribution from a Participant's Cash Account will be made in cash only. Subject to Section 4.3, any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

         (b) TIME. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the first day of the calendar quarter that follows the date on which the Participant ceases to be a member of the Board.

         (c)  AMOUNT.

              (i)  CASH ACCOUNT.

                   (A) LUMP SUM. The amount of a lump sum payment from a Participant's Cash Account will be equal to the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made.

                   (B) INSTALLMENTS. The amount of an installment payment from a Participant's Cash Account will be determined by dividing the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made by the total number of remaining payments (including the current payment).

             (ii)  SHARE ACCOUNT.

                   (A) LUMP SUM. A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made plus cash in lieu of any fractional Share Units then credited to the Account in an amount based on the

              Market Price on that date.

                   (B) INSTALLMENTS. Installment distributions from a Participant's Share Account, other than the final distribution, will consist of the number of Shares determined by dividing the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made by the total number of remaining payments (including the current payment) and rounding the quotient to the next higher full Share. The amount of the final payment will be determined in accordance with clause
              (A).

         (d) SPECIAL RULES. The provisions of this Section 4.1(d) will apply notwithstanding Section 4.1(a), (b) or (c) or any election by a Participant to the contrary; provided, however, that, prior to the time that a Participant ceases to be a member of the Board, distributions pursuant to Sections 4.1(d)(i) and (iv) may only be made with respect to amounts credited to a Participant's Account pursuant to Sections 3.2(c) and (d) and any earnings with respect thereto credited pursuant to Section 3.3.

              (i) WITHDRAWALS DUE TO UNFORESEEABLE EMERGENCY. A distribution will be made to a Participant from his or her Share or Cash Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, or (b) the balance of the Participant's Account as of the date of the distribution determined in accordance with Section 4.1(c). Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation would not itself cause severe financial hardship) or by cessation of deferrals under Section 3.2(d). Any distribution pursuant to this Section 4.1(d)(i) will be made in the form of a lump sum payment (in cash from the Cash Account and in Shares from the Share Account) as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency and will be made first from the Participant's Cash Account and then from the Participant's Share Account, with the amount distributed from the Share Account determined based upon the Market Price as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made.

             (ii) SMALL BENEFITS. If the balance of the Cash Account of a Participant who has ceased to be a member of the Board is less than $5,000 as of the first day of a calendar month, such balance will be distributed to the Participant in the form of a lump sum cash payment as soon as administratively practicable thereafter.

            (iii) FORFEITURE PROVISIONS. Other than amounts credited to a Participant's Account pursuant to Sections 3.2(c) and (d) and any earnings with respect thereto credited pursuant to Section 3.3, neither the Company nor the Trust will be obligated to pay or provide to a Participant any future benefits under this Plan, if the Board determines that such Participant, without the consent of the Company and whether before or after such Participant ceases to serve as a director of the Company, has engaged in an activity that is competitive or materially detrimental to the Company's business.

        (iv) ACCELERATED DISTRIBUTION. A Participant may, at any time, elect an immediate distribution of his or her Account in an amount equal to 90 percent of the balance of the Account as of the date of the distribution determined in accordance with Section 4.1(c), in which case the remaining balance of the Account will be forfeited. The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator's receipt of a written application on a form furnished by the Administrator. Any distribution from a Participant's Cash Account will be made in cash only. Any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

         (c) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

    4.2  DISTRIBUTION TO BENEFICIARY.

         (a) FORM. In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share.

         (b) TIME. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death.

         (c) AMOUNT. The amount of the payment will be determined in accordance with Section 4.1(c).

         (d) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

         (e)  BENEFICIARY DESIGNATION.

              (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime.

             (ii) If, for all or any portion of his or her Account, a Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

            (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

    4.3 LIMITATIONS ON SHARE DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, neither the Company nor the Trustee is required to issue or distribute any Shares under this Plan, and a distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration under the Securities Act of 1933 and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company deems necessary or advisable. The Company or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

    4.4 PAYMENT IN EVENT OF INCAPACITY. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, the Plan and the Trust to the extent of the payment.

5.  SOURCE OF PAYMENTS; NATURE OF INTEREST.

    5.1 ESTABLISHMENT OF TRUST. The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust with respect to which the Company is treated as grantor for purposes of Code section 677 and must provide that, upon the insolvency of the Company, Trust assets will be used to satisfy claims of the Company's general creditors. The Company will pay all taxes of any and all kinds whatsoever payable in respect of the Trust assets or any transaction with respect to the Trust assets. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

    5.2  SOURCE OF PAYMENTS.

         (a) The Company will pay, from its general assets, the benefits pursuant to Section 4 attributable to a Participant's Account, and all costs, charges and expenses relating thereto.

         (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits attributable to a Participant's Account that are not paid by the Trust.

    5.3 STATUS OF PLAN. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Shares Units credited to a Share Account pursuant to the Plan. To the extent that the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

    5.4 NON-ASSIGNABILITY OF BENEFITS. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

6.  AMENDMENT AND TERMINATION.

    6.1  AMENDMENT.

         (a) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its Chief Executive Officer or President and attested by the Secretary or an Assistant Secretary.

         (b) An amendment adopted in accordance with Section 6.1(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined as if such Participant had terminated service as a director immediately prior to the effective date of the amendment.

         (c) Without limiting Section 6.1(a), the Company reserves the right to amend this Plan to change the method of determining the earnings credited to Participants' Accounts pursuant to Section 3.3 and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

         (d) The provisions of the Plan in effect at the termination of a Participant's service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

    6.2 TERMINATION. The Company reserves the right to terminate the Plan at any time. The Plan will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan, any benefits to which Participants have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of
Section 4.

7.  DEFINITIONS, CONSTRUCTION AND INTERPRETATION.

    The definitions and rules of construction and interpretation set forth in this Section 7 apply in construing the Plan unless the context otherwise indicates.

    7.1 ACCOUNT. "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

    7.2 ADMINISTRATOR. The "Administrator" of the Plan is the Governance Committee of the Board or such other committee or person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

    7.3 BENEFICIARY. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

    7.4  BOARD.  "Board" means the board of directors of the Company.

    7.5 CASH ACCOUNT. "Cash Account" means an Account to which amounts are credited in U.S. dollars.

    7.6  CODE.  "Code" means the Internal Revenue Code of 1986, as amended.
Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.7  COMPANY.  "Company" means Ecolab Inc.

    7.8 CROSS REFERENCE. References in the Plan to a particular section refer to that section within the Plan, references within a section of the Plan to a particular subsection refer to that subsection within the same section, and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

    7.9 DIRECTOR RETAINER PLAN. "Director Retainer Plan" means the Ecolab Inc. Non-Employee Director Stock-for-Retainer Plan.

    7.10 DIRECTOR RETIREMENT PLAN. "Director Retirement Plan" means the Ecolab Inc. Non-Employee Directors' Retirement Plan, as amended February 24, 1990.

    7.11 DISABILITY. "Disability" means the total disability of a Qualified Director. Such total disability will be deemed to have occurred if the Administrator finds on the basis of medical evidence satisfactory to it that the Qualified Director is prevented from engaging in any suitable gainful employment or occupation and that such disability will be permanent and continuous during the remainder of his or her life.

    7.12 EFFECTIVE TIME.  "Effective Time" means May 9, 1997.

    7.13 GOVERNING LAW. All questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or any other jurisdiction.

    7.14 HEADINGS. The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

    7.15 MARKET PRICE. "Market Price" means the closing sale price for Shares on a specified date or, if Shares were not then traded, on the most recent prior date when Shares were traded, all as quoted in The Wall Street Journal reports of New York Stock Exchange - Composite Transactions.

    7.16 NUMBER AND GENDER. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular, and one gender may be read as the other gender.

    7.17 OTHER DIRECTOR COMPENSATION. "Other Director Compensation" means all amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified Director, (a) including, without limitation, fees specifically paid for attending or chairing regular or special meetings of the Board and Board committees and the portion of the Retainer that is not deferred pursuant to Section 3.2(c), but (b) excluding the portion of the Retainer that is deferred pursuant to Section 3.2(c), expense allowances or reimbursements and insurance premiums

    7.18 PARTICIPANT. "Participant" is a current or former Qualified Director to whose Account amounts have been credited pursuant to Section 3 and who has not ceased to be a Participant pursuant to Section 2.4.

    7.19 PLAN. "Plan" means the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan, as from time to time amended or restated.

    7.20 PLAN RULES. "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

    7.21 PRIOR DEFERRED COMPENSATION PLANS.  "Prior Deferred Compensation
Plans" means the Ecolab Inc. Deferred Compensation Plan for Non-Employee Directors - 1986 and the Ecolab Inc. Deferred Compensation Plan for Non-Employee Directors, as amended.

    7.22 QUALIFIED DIRECTOR. "Qualified Director" means an individual who is a member of the Board and who is not an employee of the Company or any of its subsidiaries.

    7.23 QUARTERLY SHARE UNITS. "Quarterly Share Units" means the number of Share Units equal to the number that results from (a) dividing $11,500 by the average of the Market Price for the period from

February 7, 1997 through May 8, 1997 and rounding the resulting quotient to the next highest multiple of 25, and (b) dividing the amount that results from such rounding by four.

    7.24 RETAINER.   "Retainer" means the amount payable by the Company to a
Qualified Director for holding office as a Qualified Director, exclusive of fees specifically paid for attending regular or special meetings of the Board and Board committees, fees for acting as chair of the Board or a Board committee, expense allowances or reimbursements, insurance premiums, charitable gift matching contributions and any other payments that are determined by reference to factors other than holding office as a Qualified Director.

    7.25 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.26 SHARE ACCOUNT. "Share Account" means an Account to which amounts are credited in Share Units.

    7.27 SHARE UNITS. "Share Units" means a unit credited to a Participant's Share Account pursuant to the Plan, each of which represents the equivalent of one Share.

    7.28 SHARES. "Shares" means shares of common stock of the Company, $1.00 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.3(b)(ii) or Section 9.6(b).

    7.29 TRUST. "Trust" means any trust or trusts established by the Company pursuant to Section 5.1.

    7.30 TRUSTEE. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

    7.31 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

8.  ADMINISTRATION.

    8.1 ADMINISTRATOR. The general administration of the Plan and the duty to carry out its provisions will be vested in the Governance Committee of the Board or such other Board committee as may be subsequently designated as Administrator by the Board. Such committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

    8.2 PLAN RULES AND REGULATIONS. The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules. In addition, the Administrator has the discretionary power and authority to limit application of Plan provisions and Plan Rules as the Administrator determines to be necessary or advisable to facilitate tax deferral treatment for amounts credited with respect to non-U.S. resident Participants.

    8.3 ADMINISTRATOR'S DISCRETION. The Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

    8.4 SPECIALIST'S ASSISTANCE. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

    8.5 INDEMNIFICATION. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

9.  MISCELLANEOUS.

    9.1 WITHHOLDING AND OFFSETS. The Company and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all tax as the Company or Trustee deems necessary, and the Company and the Trustee may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Company by such Participant or Beneficiary. The Company or the Trustee, as the case may be, in its sole discretion, may permit Participants to elect whether to satisfy their obligations under this Section 9.1 by having such amounts withheld from any compensation, deferral and/or benefit payment pursuant to the Plan or by remitting such amounts to the Company or the Trustee, or by a combination of such methods.

    9.2 OTHER BENEFITS. Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

    9.3 NO WARRANTIES REGARDING TAX TREATMENT. The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan, and each Participant will hold the Administrator and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

    9.4 NO RIGHTS TO CONTINUED SERVICE CREATED. Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

    9.5 SUCCESSORS. Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

    9.6  SHARES AVAILABLE FOR ISSUANCE.

         (a) MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in subsection (b) below, the maximum number of Shares that will be available for issuance under the Plan will be 125,000 Shares. The Shares available for issuance under the Plan may, at the election of the Administrator, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the distribution or issuance of Shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

         (b) ADJUSTMENT TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the Company's corporate structure or the Shares, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the Plan.

                                      EXHIBIT A

                        TO 1997 NON-EMPLOYEE DIRECTOR DEFERRED

                                  COMPENSATION PLAN


    DIRECTOR                             ACCRUED BENEFIT AT 5/9/97
    --------                             -------------------------

    Ruth S. Block                                $144,219
    Russell G. Cleary                            $193,262
    James J. Howard                              $ 66,253
    Reuben F.  Richards                          $173,315
    Richard L. Schall                            $284,950
    Philip L. Smith                              $ 91,337
    Albrecht Woeste                              $ 63,393
    Hugo Uyterhoeven                             $ 72,920
    Roland Schulz                                $ 30,119
    Jerry W.  Levin                              $ 31,055
    Joel W. Johnson                              $  8,203